Exhibit 99.1

Contacts:
Elise Caffrey	Nancy Dussault
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 418-3003	(781) 418-3323
ecaffrey@irobot.com	ndussault@irobot.com
iRobot Announces Improved 2007 Financial Guidance Based on Strong First-Half Results
BURLINGTON, Mass., July 25, 2007 — iRobot Corp. (NASDAQ: IRBT) today announced its financial results for the second fiscal quarter ended June 30.
“In Q2, we delivered our 12th consecutive quarter of year-over-year revenue growth,” said Colin Angle, chief executive officer of iRobot. “The increased acceptance of our robots and iRobot’s ability to effectively execute on its plans are key drivers behind the company’s success. Our financial performance in the first half of the year exceeded the revenue and pre-tax guidance we previously provided. These results, coupled with improved visibility for the year in our government business, give us a high level of confidence in exceeding our previously provided full-year fiscal 2007 financial guidance.”
Financial Highlights:
•	Revenues for the second quarter of 2007 grew 36 percent to $47 million, compared with $34.6 million for the same quarter one year ago. Revenues for the first half increased 19 percent to $86.5 million from $72.8 million for the first half of 2006.
•	Gross profit for the second quarter increased to $15.2 million (32.4 percent of sales), compared with $11.8 million (34.1 percent of sales) in the second quarter of 2006. First-half 2007 gross profit totaled $26.3 million (30.5 percent of sales) up from $24 million (32.9 percent of sales) in the first half of 2006.
•	Stock-based compensation expenses were $1.5 million in the second quarter of 2007, including a cumulative adjustment of $528,000, compared with $551,000 in the same quarter last year. For the first half of 2007, stock-based compensation expenses totaled $2.2 million, up from $1 million in the first half of 2006.
•	Net loss in the second quarter of 2007 was $4.8 million compared with a net loss in the second quarter of 2006 of $1.8 million. Net loss in the first half of 2007 was $10.3 million compared with a 2006 first-half net loss of $4.7 million.
Business Highlights:
•	iRobot signed a three-year agreement for a $35 million unsecured revolving line of credit and a one-year agreement for a $15 million secured equipment-financing facility. The new credit facilities replace a $20 million secured revolving credit agreement that was entered into in May 2005.

•	iRobot announced a strategic alliance with TASER International, Inc. to deliver new capabilities on the combat proven iRobot® PackBot® robot for the military and law enforcement.
•	iRobot received two delivery orders from the U.S. military totaling $17.5 million for PackBot robots. iRobot expects to complete delivery by the end of January 2008.
•	iRobot has been working with retailers to prepare for the introduction of the next generation to its Roomba portfolio. Store inventories have been reduced as part of the plan and the company anticipates benefiting from channel fill in the second half of the year.
Financial Guidance
“The current trends in our business give us confidence that our revenues and pre-tax earnings results are likely to exceed our previous guidance,” said Geoff Clear, chief financial officer of iRobot. “Therefore, for full year fiscal 2007, our new revenue guidance is $233 million to $243 million and our new pre-tax income guidance is $3 million to $5 million.”
Second-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the second fiscal quarter ended June 30, business outlook and outlook for future financial performance. To access the call, investors should dial 913-981-4903 approximately 10 minutes prior to the initiation of the teleconference and reference iRobot. A live, audio broadcast of the conference call also will be available at http://investors.irobot.com/events.cfm. An archived version of the broadcast will be available on the same Web site shortly after the conclusion of the live event. A replay of the telephone conference call will be available through midnight on Aug. 2, and can be accessed by dialing 719-457-0820, access code 4256386.
About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations concerning future financial performance, investments in and expansion of its business, delivery of robots in fulfillment of received orders, purchases of the next generation of its Roomba robots, product development and marketing plans, and demand for and market acceptance of its products. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; fluctuations in our operating results and the seasonality of our business; our ability to enhance our current consumer robots or develop new consumer robots; our dependence on the U.S. federal government and government contracts; our ability to expand our product offering beyond our current markets; market acceptance of our products; our ability to manage our rapid growth; changes in government policies or spending priorities; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 30,	July 1,	June 30,	July 1,
	2007	2006	2007	2006
Revenue
Product revenue	$41,361	$29,594	$75,482	$62,950
Contract revenue	5,653	4,967	11,019	9,820

Total	47,014	34,561	86,501	72,770

Cost of Revenue
Product revenue	27,238	18,833	50,724	41,300
Contract revenue	4,552	3,951	9,436	7,500

Total	31,790	22,784	60,160	48,800

Gross Profit	15,224	11,777	26,341	23,970
Operating Expense
Research & development	4,179	3,818	8,335	6,601
Selling & marketing	10,944	5,669	18,993	14,485
General & administrative	5,752	4,994	11,079	9,411

Total	20,875	14,481	38,407	30,497

Operating loss	(5,651)	(2,704)	(12,066)	(6,527)
Other income, net	887	949	1,818	1,869

Pre-tax loss	(4,764)	(1,755)	(10,248)	(4,658)
Income tax expense	12	22	29	36

Net loss	$(4,776)	$(1,777)	$(10,277)	$(4,694)

Net loss per common share:
Basic	$(0.20)	$(0.08)	$(0.43)	$(0.20)
Diluted	$(0.20)	$(0.08)	$(0.43)	$(0.20)

Shares used in Per Common Share Calculations:
Basic	24,226	23,431	24,064	23,403
Diluted	24,226	23,431	24,064	23,403

Stock-based compensation included in above figures: (1)
Cost of product revenue	$239	$68	$359	$123
Cost of contract revenue	134	57	211	111
Research & development	127	89	118	180
Selling & marketing	450	74	607	106
General & administrative	578	263	890	518

Total	$1,528	$551	$2,185	$1,038

(1)	Included in the above three and six month figures for 2007 is a cumulative adjustment of $528,000 of incremental stock-based compensation expense relating to a correction in the application of FAS 123(R).

iRobot Corporation
Condensed Consolidated Balance Sheet
(in thousands)

	June 30,	December 30,
	2007	2006
	(unaudited)	(audited)

Assets

Cash and equivalents	$10,261	$5,583
Short term investments	60,000	64,800
Accounts receivable, net	17,679	28,510
Unbilled revenues	1,489	1,961
Inventory, net	22,008	20,890
Other current assets	1,980	2,863

Total current assets	113,417	124,607
Property, plant and equipment, net	12,128	10,701

Total assets	$125,545	$135,308

Liabilities and stockholders’ equity

Accounts payable	$27,106	$27,685
Accrued expenses	4,999	7,020
Accrued compensation	5,513	5,227
Deferred revenue	1,914	457

Total current liabilities	39,532	40,389

Stockholders’ equity	86,013	94,919

Total liabilities and stockholders’ equity	$125,545	$135,308

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	June 30,	July 1,	June 30,	July 1,
	2007	2006	2007	2006

Revenues by business unit (in thousands):
Home Robots	$17,197	$16,738	$36,638	$39,947
Government & Industrial	29,817	17,823	49,863	32,823

	$47,014	$34,561	$86,501	$72,770

Units shipped by business unit:
Home Robots (in thousands)	99	107	227	237
Government & Industrial	152	85	249	156